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EXHIBIT 99.1

                                  PRESS RELEASE

June 30, 2000 - All Star Gas Corporation announced today that it will use its 30 day grace period to pay interest on its $9,729,000 principal amount of its 9% Subordinated Debentures Due 2007.

         On June 26, 2000, the Company advised the Trustee, The Bank of New York, that the $438,000 payment would not be made on June 30, 2000.

         This press release contains statements that are forward looking. These statements are not projections or assured results.

         For additional information contact Valeria Schall, All Star Gas Corporation, 417- 532-3103.